Suite 550
                                                              Four Station Squar
                                                       Pittsburgh, PA 15219-1116
                                                                    412 232-3100
                                                                FAX 412 391-8370


               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


                                                   Grant Thornton (GRAPHIC-LOGO)
                                              GRANT THORNTON LLP Accountants and
                                                          Management Consultants

                                                         The U.S. Member Firm of
                                                    Grant Thornton International


Board of Directors and Stockholders
Troy Hill Bancorp, Inc.


         We have audited the accompanying consolidated statements of financial condition of Troy Hill Bancorp, Inc. and subsidiary as of June 30, 1995 and the related statements of earnings, stockholders' equity and cash flows for each of the two years in the period ended June 30, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Troy Hill Bancorp, Inc. and subsidiary as of June 30, 1995 and the consolidated results of their operations and cash flows for each of the two years in the period ended June 30, 1995, in conformity with generally accepted accounting principles.

         As discussed in the notes to the consolidated financial statements, the Company changed its method of accounting for investment securities in 1995 and income taxes in 1994.

                                                     s/sGrant Thornton LLP
                                                     ---------------------
                                                        Grant Thornton LLP


Pittsburgh, Pennsylvania
August 11, 1995